FILED UNDER RULE 424(B)(3), REGISTRATION STATEMENT NO. 333-100527
PRICING SUPPLEMENT NUMBER 50 DATED 12/22/2003
(TO: PROSPECTUS DATED NOVEMBER 21, 2002, AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED NOVEMBER 22, 2002)

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
CUSIP          Principal        Selling    Gross         Net             Coupon   Coupon   Coupon        Maturity      1st
Number         Amount           Price      Concession    Proceeds        Type     Rate     Frequency     Date          Coupon
                                                                                                                       Date
==================================================================================================================================
36966RLP9      $8,098,000.00    100%       0.625%        $8,047,387.50   FIXED    2.550%   SEMI-ANNUAL   12/15/2006    06/15/2004


==================================================================================================================================
REDEMPTION INFORMATION: Non-Callable.



==================================================================================================================================
CUSIP          Principal        Selling    Gross         Net             Coupon   Coupon   Coupon        Maturity      1st
Number         Amount           Price      Concession    Proceeds        Type     Rate     Frequency     Date          Coupon
                                                                                                                       Date
==================================================================================================================================
36966RLQ7      $7,639,000.00    100%       1.000%        $7,562,610.00   FIXED    3.400%   MONTHLY       12/15/2008    01/15/2004


==================================================================================================================================
REDEMPTION INFORMATION: Non-Callable.



==================================================================================================================================
CUSIP          Principal        Selling    Gross         Net             Coupon   Coupon   Coupon        Maturity      1st
Number         Amount           Price      Concession    Proceeds        Type     Rate     Frequency     Date          Coupon
                                                                                                                       Date
==================================================================================================================================
36966RLR5      $5,373,000.00    100%       1.500%        $5,292,405.00   FIXED    4.750%   SEMI-ANNUAL   12/15/2013    06/15/2004


==================================================================================================================================
REDEMPTION INFORMATION: Non-Callable.



==================================================================================================================================
CUSIP          Principal        Selling    Gross         Net             Coupon   Coupon   Coupon        Maturity      1st
Number         Amount           Price      Concession    Proceeds        Type     Rate     Frequency     Date          Coupon
                                                                                                                       Date
==================================================================================================================================
36966RLS3      $35,884,000.00   100%       2.500%        $34,986,900.00  FIXED    5.500%   MONTHLY       12/15/2023    01/15/2004


==================================================================================================================================



=============================================================
1st        Survivor's   Product      Moody's     S & P
Coupon     Option       Ranking      Rating      Rating
Amount
=============================================================
$11.97     YES          Senior       Aaa         AAA
                        Unsecured
                        Notes
=============================================================



=============================================================
1st        Survivor's   Product      Moody's     S & P
Coupon     Option       Ranking      Rating      Rating
Amount
=============================================================
$1.79      YES          Senior       Aaa         AAA
                        Unsecured
                        Notes
=============================================================



=============================================================
1st        Survivor's   Product      Moody's     S & P
Coupon     Option       Ranking      Rating      Rating
Amount
=============================================================
$22.30     YES          Senior       Aaa         AAA
                        Unsecured
                        Notes
=============================================================



=============================================================
1st        Survivor's   Product      Moody's     S & P
Coupon     Option       Ranking      Rating      Rating
Amount
=============================================================
$2.90      YES          Senior       Aaa         AAA
                        Unsecured
                        Notes
=============================================================

REDEMPTION INFORMATION: Callable at 100.000% on 12/15/2008 and every coupon date thereafter.. The GE Capital Corporation Internotes will be subject to redemption at the option of GE Capital Corporation, in whole on the Interest Payment Date occurring any time on or after 12/15/2008 at a redemption price equal to 100% of the principal amount of the GE Capital Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholder and the Trustee, as described in the Prospectus.


====================================================================================================================================
GE Capital Corporation      Trade Date: December 22, 2003 @12:00 PM ET                                     GE Capital Corporation
                            Settle Date: December 26, 2003                              $20,000,000,000.00 GE Capital* InterNotes
                            Minimum Denomination/Increments: $1,000.00/$1,000.00                            Prospectus Supplement
                            Initial trades settle flat and clear SDFS: DTC Book                                   Dated 22-Nov-02
                            Entry only
                            DTC number: 0443 via Pershing, LLC

                            Agents: Banc of America Securities LLC, Incapital
                            LLC, A.G. Edwards & Sons, Inc., Charles Schwab & Co.
                            Inc., Citigroup Capital Markets Inc., Edward D. Jones &
                            Co., L.P., Merrill Lynch & Co., Morgan Stanley,
                            Prudential Securities, UBS Financial Services Inc.,
                            Wachovia Securities


                            * GE CAPITAL IS THE REGISTERED TRADEMARK OF THE GENERAL
                            ELECTRIC COMPANY.

                            INTERNOTES(R) IS THE TRADE MARK OF INCAPITAL, LLC. ALL
                            RIGHTS RESERVED.

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